Emergent BioSolutions Announces 2021 Financial Guidance, Provides Preliminary 2020 Results

•Expects continued strong financial and operating momentum in 2021, forecasting total revenues of $2 billion at the midpoint and Adjusted EBITDA of $780 million at the midpoint, both increases year-over-year
•Reports preliminary 2020 total revenues of $1.55 billion at the midpoint and Adjusted EBITDA of $635 million at the midpoint, both at or above prior guidance given in November 2020

GAITHERSBURG, Md., January 10, 2021—Emergent BioSolutions Inc. (NYSE:EBS) today announced its financial forecast for 2021 and selected preliminary unaudited financial results for 2020.

“In a year full of unprecedented challenges due to the pandemic, the Emergent team’s unwavering commitment produced incredible results,” said Robert G. Kramer, president and chief executive officer. “Operationally, we rapidly responded to our customers’ needs, and financially, we delivered record revenue and earnings. We are proud to be a leader in the growing public health threat market, enabled by our development and manufacturing expertise, successful public-private partnerships, and broad portfolio of products and CDMO services. We look forward to continuing to execute on our strategy and building on the momentum created in 2020 across all four of our business units.”

”Our 2020 financial performance clearly demonstrates the resilience and durability of our diversified portfolio of products and services,” said Richard S. Lindahl, executive vice president and chief financial officer. “We enter 2021 with positive momentum and are poised to deliver robust double-digit gains in total revenues and non-GAAP earnings for the fifth consecutive year. One year into our five-year strategy, we are increasingly confident in the growth prospects for the business.”
PRELIMINARY 2020 FINANCIAL RESULTS (Unaudited)
The Company is providing the following preliminary, unaudited financial results for full year 2020.

(in millions)	PRELIMINARY RESULTS (As of 1/10/2021)	PRIOR 2020 GUIDANCE (As of 11/5/2020)
Total Revenues	$1,545 - $1,555	$1,520 - $1,580
Net Income	$295 - $310	$255 - $285
Adjusted EBITDA (1)	$625 - $645	$575 - $615
Adjusted Net Income (1)	$415 - $430	$375 - $405

Revenue Metrics
Total revenues for 2020 are expected to be in the range of $1,545 and $1,555 million, an increase at the midpoint of $444 million or 40% as compared to 2019. This growth primarily reflects increased sales of contract development and manufacturing (CDMO) services to pharmaceutical and biotechnology innovators and government/non-government organization (NGO) customers, as well as higher product sales.

Profitability Metrics
The Company anticipates Adjusted EBITDA of $625 to $645 million, which at the midpoint represents an increase of $355 million or 127% as compared to 2019. The Company anticipates Adjusted Net Income of $415 to $430 million, which at the midpoint represents an increase of $270 million or 177% as compared to 2019. This growth primarily reflects the forecasted increase in total revenues discussed above. (See "Reconciliation of Non-GAAP Measures" for a definition of the terms and reconciliation tables.)

Note:
The preliminary 2020 financial results are unaudited, subject to revision, and anticipated to be finalized by late February 2021. The Company's final audited financial results could differ materially from these selected preliminary results.

2021 FINANCIAL FORECAST
The Company is providing the following forecast of selected financial metrics for full year 2021.

(in millions)	FULL YEAR 2021 (As of 1/10/2021)
Total Revenues	$1,950 - $2,050
Adjusted EBITDA (1)	$750 - $810
Adjusted Net Income (1)	$475 -- $525

Product/Service Level Revenue
● Anthrax Vaccines	$280 -- $310
● ACAM2000	$185 -- $205
● NARCAN® Nasal Spray	$305 -- $325
● CDMO Services	$925 -- $965
● Other Products and Contracts and Grants	$220 -- $240

Total Revenues
The 2021 forecast for total revenues reflects continued growth in aggregate product revenues and significant growth in services revenue from the CDMO business.

Adjusted EBITDA and Adjusted Net Income (1)
The 2021 forecast reflects an anticipated mix of product and services gross margin, continued investment in research and development, and scale efficiencies in selling, general & administration expenses.

2021 Product/Service Level Revenues – Select Assumptions
•Anthrax vaccine revenues are expected to be at a more normalized annual level and continue to primarily reflect procurement of AV7909 (Anthrax Vaccine Adsorbed, adjuvanted) under the Company’s existing contract with the Biomedical Advanced Research and Development Authority (BARDA).
•ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2020 deliveries.
•Narcan® (naloxone HCl) Nasal Spray revenues assume no generic competition prior to the resolution of the Company's appeal of the patent litigation regarding the 4mg form of this intranasal spray product.
•CDMO Services assumes continued growth in Development Services (DVS), Drug Substance (DS) manufacturing, and Drug Product (DP) manufacturing and Packaging for both clinical- and commercial-stage projects on behalf of a growing list of pharmaceutical and biotechnology innovators and government/NGO customers.

Other 2021 Assumptions
•Gross margin is expected to be approximately 65% on a GAAP basis, influenced by the mix of product and services revenues.
•A follow-on procurement contract with HHS is expected for the delivery of raxibacumab, the Company’s Food and Drug Administration-approved anthrax monoclonal antibody therapeutic, to the Strategic National Stockpile (SNS).
•Pipeline progress is expected across the vaccines, therapeutics, and devices portfolios, anticipating at least one Phase 3 launch and one Biologics License Application (BLA)/Emergency Use Authorization (EUA) filing.
•Capital expenditures, net of reimbursement, are expected to be in a range of 8% to 9% of total revenues, reflecting ongoing investments in capacity and capability expansions related to the CDMO business and the Company's product portfolio.

FOOTNOTES

(1)See “Reconciliation of Non-GAAP Measures” for a definition of terms and applicable reconciliation tables.

PRESENTATION WEBCAST
The Company will provide an update on the current business and discuss preliminary 2020 financial results, the forecast and corporate goals for 2021, and long-term goals during its presentation at the 39th Annual J.P. Morgan Healthcare Conference on January 11, 2021 at 8:20 AM Eastern time.

A live webcast of the presentation can be accessed through Emergent’s website. An on-demand replay of the webcast can also be accessed in the investors section after the presentation has concluded.

RECONCILIATION OF NON-GAAP MEASURES (unaudited)
This press release contains two financial measures (Adjusted Net Income and Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted net income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and income taxes, excluding specified items that can be highly variable and the non-cash impact of certain accounting adjustments. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

This press release references increases in Revenues, Adjusted EBITDA, and Adjusted Net Income from the Company’s full year 2019 performance to the mid-point of the estimated full year 2020 performance. The Company believes these metrics are an important part of assessing the improvement in performance on a year over year basis. These increases are expressed in dollars as well as percentages. A reconciliation of the calculation of these increases is included below.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

(in millions, except per share value)	Twelve Months Ended December 31,
	2021 (Forecast)	2020 (Estimated)	2019 (Actual)	Source
Net income	$420.0 - $470.0	$295.0 - $310.0	$54.5
Adjustments:
+ Non-cash amortization charges	64.0	64.0	61.7	Intangible Asset Amortization, Other Income
+ Changes in fair value of contingent consideration	3.0	32.0	24.8	COGS
+ Impairment of IPR&D intangible asset	—	29.0	12.0	R&D
+ Exit and disposal costs	—	17.0	—	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	2.0	1.0	12.6	SG&A
+ Impact of purchase accounting on inventory step-up	—	—	6.1	COGS
Tax effect	(14.0)	(23.0)	(19.4)
Total adjustments:	$55.0	$120.0	$97.8
Adjusted net income	$475.0 - $525.0	$415.0 - $430.0	$152.3

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in millions)	Twelve Months Ended December 31,
	2021 (Forecast)	2020 (Estimated)	2019 (Actual)	Source
Net income	$420.0 - $470.0	$295.0 - $310.0	$54.5
Adjustments:
+ Depreciation & amortization	133.0	115.0	110.7	COGS, SG&A, R&D
+ Income taxes	161.0 - 171.0	106.0 - 111.0	22.9	Income Taxes
+ Total interest expense, net	31.0	30.0	36.1	Other Expense
+ Changes in fair value of contingent consideration	3.0	32.0	24.8	COGS
+ Impairment of IPR&D intangible asset	—	29.0	12.0	R&D
+ Exit and disposal costs	—	17.0	—	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	2.0	1.0	12.6	SG&A
+ Impact of purchase accounting on inventory step-up	—	—	6.1	COGS
Total adjustments	$330.0 - $340.0	$330.0 - $335.0	$225.2
Adjusted EBITDA	$750.0 - $810.0	$625.0 - $645.0	$279.7

Reconciliation of the 2020 Estimated Midpoint of Revenues, Adjusted EBITDA and Adjusted Net Income and the Dollar and Percentage Increases as compared to 2019 Actual (Unaudited)

(in millions, except percentage increase at midpoint of range)
Twelve Months Ended December 31,	Revenues	Adjusted EBITDA	Adjusted Net Income
2020 (Estimated) Range	$1,545.0 - $1,555.0	$625.0 - $645.0	$415.0 - $430.0
2020 (Estimated) Midpoint of Range	$1,550.0	$635.0	$422.5
2019 (Actual)	$1,106.0	$279.7	$152.3
Increase at Midpoint of Range ($)	$444.0	$355.3	$270.2
Percentage Increase at Midpoint of Range	40%	127%	177%

ABOUT EMERGENT BIOSOLUTIONS
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding continuing to execute on our strategy; entering into 2021 building on the momentum created in 2020 across all four of our business units; strong financial and operating momentum in 2021; the resilience and durability of our portfolio; being poised to deliver robust double-digit gains in total revenues and non-GAAP earnings; gross margin and our level of capital expenditures; continued procurement of AV7909 and ACAM2000 vaccine deliveries; no generic competition for Narcan® Nasal Spray prior to the resolution of the Company’s appeal of the patent litigation regarding the 4mg form of this intranasal spray product; entering into a follow-on procurement contract with the U.S. Department of Health and Human Services for the delivery of raxibacumab; overall growth prospects for the business, including continued CDMO growth and further pipeline progress in other business units, including at least one Phase 3 launch, one Biologics License Application/Emergency Use Authorization filing; and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of global economic conditions and public health crises and epidemics, such as the global pandemic that arose from COVID-19, on the markets, our operations, and employees as well as those of our customers and suppliers; availability of U.S. government funding for procurement for our products and certain product candidates and the future exercise of options under contracts related to such procurement; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; our ability to perform under our contracts with the U.S. government and our CDMO clients, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability to successfully appeal the patent litigation decision related to NARCAN® Nasal Spray 4mg/spray; our ability and the ability of our collaborators to enforce patents related to NARCAN® Nasal Spray against potential generic entrants; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good

Manufacturing Practices and other regulatory obligations; our ability to obtain or maintain FDA approval or authorization for emergency or broader patient use of our COVID-19 treatment candidates and their actual safety and effectiveness; timing of and results of clinical trials; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the indenture governing our senior unsecured notes due 2028; our ability to obtain and maintain regulatory approvals for our other product candidates and the timing of any such approvals; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Miko B. Neri Senior Director, Global Communications & Public Affairs (o) 240/631-3392 nerim@ebsi.com